SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SL INDUSTRIES INC

                    GABELLI INTERNATIONAL LTD
                                 6/05/01            1,500-           11.4500
                    GAMCO INVESTORS, INC.
                                 7/25/01              500             7.5000
                                 7/25/01            2,200             7.4900
                                 7/24/01            2,000             7.4500
                                 6/22/01              900            11.6556
                                 6/21/01              100            11.5000
                                 6/15/01              500-           11.3500
                                 6/12/01              250            11.4500
                                 6/05/01              500-             *DO
                                 6/05/01            1,000            11.4500
                                 5/31/01            2,000            11.5000
                                 5/31/01              500            11.6000
                                 5/29/01            2,000-           11.4300
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 7/23/01            1,400             8.9000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.